Exhibit 99

BMC Software Announces Fiscal 2008 Fourth Quarter Results

  Revenue Hits All-Time Historical High at $1.73 Billion, Record Non-GAAP EPS of $2.00
  Cash Flow from Operations Strongest in Five Years at $594 Million for the Full Year, Up 41 Percent for the Year
  Non-GAAP Operating Margin 29 Percent for the Quarter, Up 8 Percentage Points
  Core BSM License Bookings Up 16 Percent for the Quarter, Up 13 Percent for the Year
  Total Revenue Up 11 Percent for the Quarter, Driven by License Revenue Growth of 14 Percent
  Non-GAAP Diluted Net Earnings per Share for the Quarter, Up 58 Percent

HOUSTON--(BUSINESS WIRE)--BMC Software (NYSE:BMC) today announced that Company revenue reached an all-time historical high of $1.73 billion in fiscal 2008. In addition, the Company reported an 11 percent increase in total revenue for the fourth quarter, driven by significantly higher license revenue growth of 14 percent. Core BSM license bookings totaled $88 million, a key leading indicator of customer adoption and future revenue growth for BMC’s Business Service Management offerings in the fourth quarter of fiscal 2008, up 16 percent over the year-ago quarter.

BMC’s fiscal 2008 fourth quarter net earnings on a GAAP basis were $97 million, or $0.50 per diluted share, compared to $63 million and $0.30 per diluted share in the year-ago quarter. The Company’s non-GAAP net earnings for the fiscal fourth quarter, which excludes special items, were $123 million, or $0.63 per diluted share, representing a 47 percent increase over the year-ago quarter. This includes a non-GAAP effective tax rate for the quarter of 21 percent. The Company also posted record annual non-GAAP earnings per share of $2.00.

“BMC Software continues to make powerful strides in every area of our business,” said Bob Beauchamp, BMC’s president and chief executive officer. “We’re building strategic relationships with more and more customers as our sales teams convert mindshare to market share. BMC is out-innovating our competitors, and our company is executing more effectively and efficiently than ever before. Business Service Management has gone mainstream, even as BMC has extended our leadership in this rapidly growing space.”

Included in the financial tables is a complete reconciliation between non-GAAP and GAAP results.

In addition, the Company posted the following key results:

  Total revenue for the fourth quarter of fiscal 2008 was $467 million, up 11% over the prior year.
  Total revenue for the year posted at $1.73 billion, a 10 percent increase over the previous year.
  GAAP operating margin for the year was 21 percent compared to 13 percent in the prior year.
  Non-GAAP operating margin for the year increased from 22 percent in the prior year to 28 percent in fiscal 2008.
  Cash flow from operations for the year was $594 million, up 41% and the highest level in the past five years.
  The Company continues to maintain a strong balance sheet, ending the fiscal fourth quarter with a record $555 million in deferred license revenue, up 3 percent sequentially.
  The Company ended fiscal 2008 with $1.78 billion in total deferred revenue and $1.48 billion in cash and marketable securities.

Beauchamp added: “BMC’s record of bookings growth attests to the strength of the market for our solutions. This strong customer acceptance of BMC’s Business Service Management platform, as well as the enthusiasm for our leadership in Service Automation, will continue to drive our performance. None of our competitors are even close to delivering this complete suite of solutions built on a unified architecture, and we see that competitive gap widening further as we fully integrate BladeLogic and prepare to launch the next generation of BSM.”

During the fourth fiscal quarter, the Company continued its stock buy-back program, spending $110 million to re-purchase 3.3 million shares. As of March 31, 2008, the Company has $675 million remaining under the existing share repurchase program.

Steve Solcher, BMC’s chief financial officer, said: “Last year at this time, I said that BMC’s focus in fiscal 2008 would be to create a more agile, efficient and profitable company that moved quicker, exerted greater competitive power, and created significant value for shareholders. Today, it’s very clear that BMC has attained all of those goals. The company has generated improvements in just about every key metric, ranging from bookings to revenues to non-GAAP operating margin to cash flow from operations. We continue to tightly control expenses, an effort that will continue as we further enhance our key business processes and realign our people and assets to meet the requirements of the marketplace. We’re looking forward to seeing further improvements in our performance during fiscal 2009.”

Quarterly Corrections

In connection with the completion of its income tax accounting procedures during the fourth quarter ended March 31, 2008, the Company identified immaterial errors in its original calculation of the cumulative effect of adopting FIN 48, which resulted in the Company recording a reduction to retained earnings of $45.2 million during the quarter ended March 31, 2008 in order to revise the cumulative effect of adopting FIN 48. Additionally, the Company identified and corrected immaterial errors in the calculation of its provision for income taxes for the first three quarters of fiscal 2008, which had the effect of increasing the provision for income taxes and decreasing net earnings, on both a GAAP and a non-GAAP basis, by $2.0 million, $0.8 million and $5.4 million in the quarters ended June 30, 2007, September 30, 2007 and December 31, 2007, respectively. These corrections will be reflected in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

The following table summarizes certain quarterly and full year GAAP and non-GAAP statement of operations data for fiscal 2008, inclusive of the corrections noted above for the first three quarters.

	Quarter Ended				Year Ended March 31, 2008
	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008
	(In millions, except per share data)
GAAP
Total revenue	$385.0	$420.7	$459.0	$466.9	$1,731.6
Operating income	$61.2	$91.4	$106.5	$98.4	$357.5
Net earnings	$55.2	$77.4	$84.0	$97.0	$313.6
Basic EPS	$0.28	$0.39	$0.44	$0.51	$1.61
Diluted EPS	$0.27	$0.38	$0.42	$0.50	$1.57

Non-GAAP
Operating income	$89.1	$118.9	$139.8	$137.4	$485.2
Net earnings	$74.5	$95.5	$106.5	$123.0	$399.5
Diluted EPS	$0.36	$0.47	$0.54	$0.63	$2.00

Fiscal 2009 Expectations

For fiscal 2009, the Company expects non-GAAP diluted net earnings per share in the range of $2.10 to $2.20 per share, assuming a seasonal pattern similar to prior years. This range also assumes an effective tax rate of 30 percent and excludes an estimated 89 cents of special items including expenses related to the amortization of acquired technology and intangibles, in-process research and development associated with our acquisition of BladeLogic, stock-based compensation and restructuring activity.

The assumptions underlying this full year fiscal 2009 estimate include:

  Total bookings and total revenue growth in the low double digits
  A license bookings ratable rate slightly higher than last year
  A continued improvement in non-GAAP operating margin
  10 cents dilution due to the BladeLogic acquisition, with 6 cents of dilution due to the write down of deferred revenue and retention and integration costs
  Other income that reflects the current interest rate environment

The Company also expects cash flow from operations to improve to between $620 million and $670 million, seasonally skewed to the second half of the fiscal year.

Conference Call

A conference call to discuss fourth quarter fiscal 2008 results is scheduled for today, May 15, 2008 at 4:00 pm Central Time. Those interested in participating may call (913) 312-1438 and use the pass code BMC. To access a replay of the conference call, that will be available for one week, dial (719) 457-0820 and use the pass code BMC. A live web cast of the conference call will be available on the Company's website at www.bmc.com/investors. A replay of the web cast will be available within 24 hours and archived on the website.

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include the following non-GAAP financial measures: (a) non-GAAP operating expenses, (b) non-GAAP operating income, (c) non-GAAP operating margin, (d) non-GAAP net earnings and (e) non-GAAP diluted net earnings per share. Each of these financial measures excludes the impact of certain items and therefore has not been calculated in accordance with U.S. generally accepted accounting principles, or GAAP. Each of these non-GAAP financial measures excludes restructuring charges, amortization of intangible assets, share-based compensation expenses and, for fiscal 2008, charges related to in-process research and development from acquisitions. Each of the adjustments is described in more detail below. This press release also contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results because they exclude amounts that BMC management and the Board of Directors do not consider part of operating results when assessing the performance of the organization and measuring the results of the Company’s performance. In addition, we have historically reported similar non-GAAP financial measures. We believe that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. BMC Management and the Board of Directors use these non-GAAP financial measures to evaluate the Company’s performance and for forecasting purposes, as well as the allocation of future capital investments, and they are key variables in determining management incentive compensation. Accordingly, we believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making.

While we believe that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as restructuring charges, amortization of intangible assets, in-process research and development, and share-based compensation expenses that are excluded from our non-GAAP financial measures can have a material impact on net earnings. As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, net earnings, cash flow from operations or other measures of performance prepared in accordance with GAAP. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

The following discusses the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures:

  Restructuring charges. Our non-GAAP financial measures exclude exit costs and related charges, primarily consisting of severance costs and lease abandonment costs, and any subsequent changes in estimates related to exit activities as they relate to our restructurings, which involved significant layoffs. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which exclude restructuring costs, because our operational managers are evaluated based on the operating expenses exclusive of restructuring charges and including the restructuring charges would hinder investors’ ability to evaluate the performance of our management in the manner in which the Company’s management evaluates performance. Accordingly, management and the Board of Directors do not consider these costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams. Additionally, management uses the non-GAAP measures to assist in its determinations regarding the allocation of resources, such as capital investment, among the Company’s business units and as part of its forecasting and budgeting.
  Amortization of intangible assets. Our non-GAAP financial measures exclude costs associated with the amortization of intangible assets. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which exclude amortization of intangible assets, because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management and the Board of Directors do not consider these costs for purposes of evaluating the performance of the business during the applicable time period after the acquisition, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

  Share-based compensation expenses. Our non-GAAP financial measures exclude the compensation expenses required to be recorded by Statement of Financial Accounting Standards No 123 (Revised 2004), “Share-based Payment” (SFAS 123(R)) for equity awards to employees and directors. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which excludes expenses related to share-based compensation, because these costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted. Accordingly, our operational managers are evaluated based on the operating expenses exclusive of share-based compensation expenses and including such charges would hamper investors’ ability to evaluate the performance of our management in the manner in which the Company’s management evaluates performance. Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to FAS 123(R) equity expense because it enables comparability with prior period information. Accordingly, management and the Board of Directors do not consider these costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.
  In-process research and development charges. Our non-GAAP financial measures exclude in-process research and development charges. This amount is the estimated fair value related to incomplete research and development projects from acquired companies which have no alternative future uses. Such amounts are required to be expensed by us as of the date of the respective acquisition. Because the costs are fixed at the time of acquisition and are not subject to management influence, management does not consider the costs in evaluating the performance of the Company and its business units nor when it allocates resources among the business units. We believe excluding these items is useful to investors because it facilitates comparisons to our historical operating results without being affected by our acquisition history and the results of other companies in our industry, which have their own unique acquisition histories.

About BMC Software

BMC Software is a leading global provider of enterprise management solutions that empower companies to automate their IT and prove its business value. Delivering Business Service Management and Service Automation, BMC solutions span enterprise systems, applications, databases and service management. For the four fiscal quarters ended March 31, 2008, BMC revenue was approximately $1.73 billion. For more information, visit www.bmc.com.

This news release and other related public statements we make contain both historical information and forward-looking information. Statements of plans, objectives, strategies and expectations for future operations and results, identified by words such as “believe,” “anticipate,” “expect,” “estimate” and “guidance” are forward-looking statements. Numerous important factors affect BMC Software's operating results and could cause BMC Software's actual results to differ materially from the forecasts and estimates indicated by this press release or by any other forward-looking statements made by, or on behalf of, BMC Software, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: 1) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; 2) competition in our markets can result in pricing pressures and competition for new customers as well as potential displacements of our existing customers; 3) the adoption rate for BSM may be slower than we expect and customers may not increase their purchases of our products if they do not adopt a BSM strategy; 4) a significant percentage of our license transactions are completed during the final weeks and days of each quarter, which creates a level of uncertainty as to whether revenue, license bookings and/or earnings will have met expectations until after the end of the quarter; 5) our operating costs and expenses are relatively fixed over the short term, so if we have a shortfall in revenue in any given quarter, our ability to off-set revenue shortfalls in the near-term is limited; 6) our expectations for revenue and earnings are based on an assumption of the percentage of license revenue which will be recognized upfront versus deferred; if our actual results do not match our assumption, our recognized revenue and resultant earnings could fall short of expectations; 7) our effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect our earnings; and 8) the additional risks and important factors described in BMC Software's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. These filings are available on our website at www.bmc.com/investors. We undertake no obligation to update information contained in this release.

BMC, BMC Software, and the BMC Software logo are the exclusive properties of BMC Software Inc., are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other BMC trademarks, service marks, and logos may be registered or pending registration in the U.S. or in other countries. All other trademarks or registered trademarks are the property of their respective owners. © 2008 BMC Software, Inc.

BMC SOFTWARE, INC.
STATEMENTS OF OPERATIONS

(Unaudited)

			Incr/(Decr)
	Quarter Ended March 31,		Percentage
	2007	2008	Change

	(In millions, except
	per share data)

Revenue:
License	$166.0	$189.3	14.0%
Maintenance	229.6	244.9	6.7%
Professional services	23.8	32.7	37.4%
Total revenue	419.4	466.9	11.3%

Cost of license revenue	24.5	27.2	11.0%
Cost of maintenance revenue	43.2	44.9	3.9%
Cost of professional services revenue	25.1	33.5	33.5%
Selling and marketing expenses	139.9	136.5	(2.4)%
Research and development expenses	57.5	59.9	4.2%
General and administrative expenses	54.4	56.3	3.5%
Amortization of intangible assets	6.3	5.0	(20.6)%
Severance, exit costs and related charges	13.8	5.2	(62.3)%
Total operating expenses	364.7	368.5	1.0%
Operating income	54.7	98.4	79.9%
Other income, net	23.5	18.3	(22.1)%
Earnings before income taxes	78.2	116.7	49.2%
Provision for income taxes	15.4	19.7	27.9%
Net earnings	$62.8	$97.0	54.5%

Diluted earnings per share	$0.30	$0.50	66.7%

Shares used in computing diluted earnings per share	208.2	194.8	(6.4)%

BMC SOFTWARE, INC.
STATEMENTS OF OPERATIONS

(Unaudited)

			Incr/(Decr)
	Year Ended March 31,		Percentage
	2007	2008	Change

	(In millions, except
	per share data)

Revenue:
License	$569.8	$647.6	13.7%
Maintenance	918.8	967.7	5.3%
Professional services	91.8	116.3	26.7%
Total revenue	1,580.4	1,731.6	9.6%

Cost of license revenue	99.4	100.4	1.0%
Cost of maintenance revenue	175.1	168.9	(3.5)%
Cost of professional services revenue	95.8	125.1	30.6%
Selling and marketing expenses	518.1	527.4	1.8%
Research and development expenses	210.7	209.4	(0.6)%
General and administrative expenses	202.8	209.4	3.3%
Amortization of intangible assets	26.6	14.8	(44.4)%
In-process research and development	-	4.0	nm
Severance, exit costs and related charges	44.6	14.7	(67.0)%
Total operating expenses	1,373.1	1,374.1	0.1%
Operating income	207.3	357.5	72.5%
Other income, net	93.3	76.9	(17.6)%
Earnings before income taxes	300.6	434.4	44.5%
Provision for income taxes	84.7	120.8	42.6%
Net earnings	$215.9	$313.6	45.3%

Diluted earnings per share	$1.03	$1.57	52.4%

Shares used in computing diluted earnings per share	210.2	200.0	(4.9)%

BMC SOFTWARE, INC.
BALANCE SHEETS

	(Audited)	(Unaudited)			(Audited)
	March 31,	June 30,	September 30,	December 31,	March 31,
	2007	2007	2007	2007	2008
	(In millions)

Current assets:
Cash and cash equivalents	$883.5	$1,141.6	$1,062.5	$1,013.2	$1,288.3	(a)
Investments	412.5	238.8	275.2	244.4	62.2	(a)
Trade accounts receivable, net	185.9	129.1	152.7	211.6	208.0
Trade finance receivables, net	130.0	102.3	65.5	75.0	88.8
Other current assets	177.6	178.1	162.4	162.4	155.3
Total current assets	1,789.5	1,789.9	1,718.3	1,706.6	1,802.6

Property and equipment, net	88.3	93.8	92.6	97.7	99.8
Software development costs, net	104.1	106.9	112.1	113.2	113.4
Long-term investments	211.1	186.3	141.3	107.9	124.7	(a)
Long-term trade finance receivables, net	124.4	91.2	51.0	62.8	56.4
Goodwill and intangible assets, net	714.8	749.7	810.3	826.7	803.3
Other long-term assets	227.8	224.2	221.9	233.2	325.6

Total assets	$3,260.0	$3,242.0	$3,147.5	$3,148.1	$3,325.8

Current liabilities:
Trade accounts payable	42.4	24.4	30.6	26.6	43.8
Finance payables	39.0	3.2	9.9	26.3	4.3
Accrued liabilities	283.8	245.2	260.1	270.0	313.7
Deferred revenue	867.7	900.3	864.5	867.7	926.8
Total current liabilities	1,232.9	1,173.1	1,165.1	1,190.6	1,288.6

Long-term deferred revenue	861.3	881.9	837.5	827.0	852.6
Other long-term liabilities	116.7	146.9	163.7	175.4	190.1
Total long-term liabilities	978.0	1,028.8	1,001.2	1,002.4	1,042.7

Total stockholders' equity	1,049.1	1,040.1	981.2	955.1	994.5

Total liabilities and stockholders' equity	$3,260.0	$3,242.0	$3,147.5	$3,148.1	$3,325.8

(a) Total cash and investments	$1,507.1	$1,566.7	$1,479.0	$1,365.5	$1,475.2

BMC SOFTWARE, INC.
STATEMENTS OF CASH FLOWS

(Unaudited)

Quarter Ended March 31,			Year Ended March 31,
2007	2008		2007	2008

(In millions)			(In millions)
		Cash flows from operating activities:
$62.8	$97.0	Net earnings	$215.9	$313.6
		Adjustments to reconcile net earnings to net cash provided by operating activities:

39.5	41.8	Depreciation and amortization	160.8	152.1
9.5	19.0	Share-based compensation expense	41.6	66.6
-	-	In-process research and development	-	4.0
(0.5)	(1.0)	Gain on sale of investments	(8.2)	(3.4)
		Change in operating assets and liabilities, net of acquisitions:
1.6	4.2	Trade accounts receivables	(11.7)	(21.0)
(68.1)	(9.8)	Trade finance receivables	(49.7)	109.1
12.0	(19.3)	Finance payables	(27.4)	(34.6)
145.4	86.6	Deferred revenue	97.7	50.0
21.9	(8.8)	Other operating assets and liabilities	1.1	(42.7)
224.1	209.7	Net cash provided by operating activities	420.1	593.7

		Cash flows from investing activities:
-	(0.2)	Cash paid for acquisitions, net of cash acquired	(145.2)	(114.8)
(291.4)	(29.9)	Purchases of investments	(1,139.0)	(289.3)
291.9	194.2	Proceeds from maturities/sales of investments	961.3	728.7
(14.5)	(10.2)	Purchases of property and equipment	(33.7)	(38.4)
(12.0)	(13.7)	Capitalization of software development costs	(53.5)	(68.2)
0.5	0.4	Other investing activities	4.2	3.4
(25.5)	140.6	Net cash provided by (used in) investing activities	(405.9)	221.4

		Cash flows from financing activities:
(1.6)	(2.4)	Payments on capital leases	(6.1)	(6.6)
36.8	22.2	Proceeds from stock options exercised and other	201.6	124.1
-	-	Proceeds from sale leaseback transaction	291.9	-
-	-	Repayment of debt assumed	(5.0)	-
5.2	3.6	Excess tax benefit from share-based compensation	28.6	23.9
(150.0)	(109.9)	Treasury stock acquired	(555.0)	(579.6)
(109.6)	(86.5)	Net cash used in financing activities	(44.0)	(438.2)

2.9	11.3	Effect of exchange rate changes on cash	7.4	27.9
91.9	275.1	Net change in cash and cash equivalents	(22.4)	404.8
791.6	1,013.2	Cash and cash equivalents, beginning of period	905.9	883.5
$883.5	$1,288.3	Cash and cash equivalents, end of period	$883.5	$1,288.3

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions)
(Unaudited)

	Quarter Ended March 31,		Year Ended March 31,
	2007	2008	2007	2008

GAAP operating expenses	$364.7	$368.5	$1,373.1	$1,374.1

Severance, exit costs and related charges	(13.8)	(5.2)	(44.6)	(14.7)

Amortization of intangible assets	(12.0)	(14.8)	(52.0)	(42.4)

Share-based compensation	(9.5)	(19.0)	(41.6)	(66.6)

In-process research and development	-	-	-	(4.0)

Non-GAAP operating expenses	$329.4	$329.5	$1,234.9	$1,246.4

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income
(In millions)
(Unaudited)

	Quarter Ended March 31,		Year Ended March 31,
	2007	2008	2007	2008

GAAP operating income	$54.7	$98.4	$207.3	$357.5

Severance, exit costs and related charges	13.8	5.2	44.6	14.7

Amortization of intangible assets	12.0	14.8	52.0	42.4

Share-based compensation	9.5	19.0	41.6	66.6

In-process research and development	-	-	-	4.0

Non-GAAP operating income	$90.0	$137.4	$345.5	$485.2

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Operating Margin to Non-GAAP Operating Margin
(In millions)
(Unaudited)

	Quarter Ended March 31,			Quarter Ended March 31,			Quarter Ended March 31,
	2007	2008		2007	2008		2007	2008

GAAP Revenues:	$419.4	$466.9	GAAP Operating Income:	$54.7	$98.4	GAAP Operating Margin:	13%	21%

			Severance, exit costs and related charges	13.8	5.2

			Amortization of intangible assets	12.0	14.8

			Share-based compensation	9.5	19.0

GAAP Revenues:	$419.4	$466.9	Non-GAAP Operating Income:	$90.0	$137.4	Non-GAAP Operating Margin:	21%	29%

	Year Ended March 31,			Year Ended March 31,			Year Ended March 31,
	2007	2008		2007	2008		2007	2008

GAAP Revenues:	$1,580.4	$1,731.6	GAAP Operating Income:	$207.3	$357.5	GAAP Operating Margin:	13%	21%

			Severance, exit costs and related charges	44.6	14.7

			Amortization of intangible assets	52.0	42.4

			Share-based compensation	41.6	66.6

			In-process research and development	-	4.0

GAAP Revenues:	$1,580.4	$1,731.6	Non-GAAP Operating Income:	$345.5	$485.2	Non-GAAP Operating Margin:	22%	28%

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Net Earnings to Non-GAAP Net Earnings
(In millions)
(Unaudited)

	Quarter Ended March 31,		Year Ended March 31,
	2007	2008	2007	2008

GAAP net earnings	$62.8	$97.0	$215.9	$313.6

Severance, exit costs and related charges	13.8	5.2	44.6	14.7

Amortization of intangible assets	12.0	14.8	52.0	42.4

Share-based compensation	9.5	19.0	41.6	66.6

In-process research and development	-	-	-	4.0

Subtotal pretax reconciling items	35.3	39.0	138.2	127.7

Tax effect of reconciling items	(14.6)	(13.0)	(42.6)	(41.8)

Non-GAAP net earnings	$83.5	$123.0	$311.5	$399.5

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Earnings Per Share to Non-GAAP Earnings Per Share
(Unaudited)

	Quarter Ended March 31,		Year Ended March 31,
	2007	2008	2007	2008

GAAP diluted earnings per share	$0.30	$0.50	$1.03	$1.57

Severance, exit costs and related charges	0.07	0.03	0.21	0.07

Amortization of intangible assets	0.06	0.08	0.25	0.21

Share-based compensation	0.05	0.10	0.20	0.33

In-process research and development	-	-	-	0.02

Subtotal pretax reconciling items	$0.17	$0.20	$0.66	$0.64

Tax effect of reconciling items	(0.07)	(0.07)	(0.20)	(0.21)

Non-GAAP diluted net earnings per share	$0.40	$0.63	$1.48	$2.00

Shares used in computing diluted earnings per share (In millions)	208.2	194.8	210.2	200.0

CONTACT:
For BMC Software
Global Communications:
Mark Stouse, 713-918-2714
mark_stouse@bmc.com
or
Investor Relations:
Derrick Vializ, 713-918-1805
derrick_vializ@bmc.com